Exhibit 99.2

LETTER OF TRANSMITTAL FOR

THE PROCTER & GAMBLE COMPANY

(CUSIP 742718 10 9)

Offer to Exchange

All Shares of Common Stock of

THE FOLGERS COFFEE COMPANY

which are owned by The Procter & Gamble Company and

will be converted into Common Shares of

THE J. M. SMUCKER COMPANY

for Shares of Common Stock of The Procter & Gamble Company

Pursuant to the Prospectus, dated [    ], 2008

THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON , 2008, UNLESS THE OFFER IS EXTENDED OR TERMINATED. SUCH DATE OR, IF THE OFFER IS EXTENDED, THE DATE UNTIL WHICH THE OFFER IS EXTENDED, IS REFERRED TO IN THIS DOCUMENT AS THE “EXPIRATION DATE.” SHARES OF P&G COMMON STOCK TENDERED PURSUANT TO THE EXCHANGE OFFER MAY BE WITHDRAWN AT ANY TIME PRIOR TO THE EXPIRATION OF THE EXCHANGE OFFER.

This Letter of Transmittal relates to the offer by The Procter & Gamble Company (“P&G”) to exchange all shares of common stock of The Folgers Coffee Company (“Folgers”) for shares of common stock of P&G that are validly tendered and not properly withdrawn. You should carefully read the terms of the exchange offer, which are described in the Prospectus (defined below). None of P&G, Folgers, The J. M. Smucker Company (“Smucker”), the dealer manager, any of their respective directors or officers or any of their respective representatives makes any recommendation as to whether you should participate in the exchange offer. You must make your own decision after reading the Prospectus and consulting with your advisors.

Immediately following consummation of the exchange offer, Folgers will merge with a wholly owned subsidiary of Smucker whereby Folgers will continue as the surviving company and become a wholly owned subsidiary of Smucker (the “Merger”). Pursuant to the Merger, each share of Folgers common stock will automatically convert into the right to receive one Smucker common share. No trading market currently exists or will ever exist for shares of Folgers common stock. You will not be able to trade the shares of Folgers common stock before they convert into Smucker common shares in the Merger. There can be no assurance that Smucker common shares when issued in connection with the Merger will trade at the same prices as Smucker common shares trade prior to the Merger.

Although P&G has mailed the Prospectus to the extent required by U.S. law, including to shareholders located outside the United States, the Prospectus is not an offer to sell or exchange and it is not a solicitation of an offer to buy any shares of P&G common stock or sell any shares of Folgers common stock in any jurisdiction in which such offer, sale or exchange is not permitted. Countries outside the United States generally have their own legal requirements that govern securities offerings made to persons resident in those countries and often impose stringent requirements about the form and content of offers made to the general public. P&G has not taken any action under non-U.S. regulations to facilitate a public offer to exchange the shares of Folgers common stock outside the United States. Therefore, the ability of any non-U.S. person to tender shares of P&G common stock in the exchange offer will depend on whether there is an exemption available under the laws of such person’s home country that would permit the person to participate in the exchange offer without the need for P&G to take any action to facilitate a public offering in that country. For example, some countries exempt transactions from the rules governing public offerings if they involve persons who meet certain eligibility requirements relating to their status as sophisticated or professional investors. Non-U.S. shareholders should consult their advisors in considering whether they may participate in the exchange offer in accordance with the laws of their home countries and, if they do participate, whether there are any restrictions or limitations on transactions in the shares of Folgers common stock (or Smucker common shares) that may apply in their home countries. None of P&G, Smucker, Folgers and the dealer manager can provide any assurance about whether such limitations may exist.

We urge you to read this Letter of Transmittal, including instructions on how to properly complete it, and the Prospectus, dated [    ], 2008 (the “Prospectus”). After carefully reviewing these materials, please complete this Letter of Transmittal and return it to Wells Fargo Bank, N.A. (the “exchange agent”) at one of the addresses specified below. You should only complete this Letter of Transmittal if you are tendering shares of P&G common stock.

List below the certificate numbers and number of shares and/or shares held in book-entry form through the Direct Registration System (“DRS”) and/or P&G Shareholder Investment Program (“SIP”) to which this Letter of Transmittal relates. If the space provided below is inadequate, list the certificate numbers tendered on a separately executed and signed list and attach the list to this Letter of Transmittal. The names and addresses of the holders should be printed exactly as they appear on the certificates and/or DRS/SIP statement representing the shares tendered hereby. The shares that the undersigned wishes to tender should be indicated in the appropriate boxes.

DESCRIPTION OF TENDERED SHARES
NAME(S) AND ADDRESS(ES) OF REGISTERED HOLDER(S) (PLEASE FILL IN, IF BLANK, EXACTLY AS NAME(S) APPEAR(S) ON SHARE CERTIFICATE(S)) and/or ACCOUNT STATEMENT (1)	SHARES OF P&G COMMON STOCK TENDERED (ATTACH ADDITIONAL SIGNED LIST IF NECESSARY)
	CERTIFICATED SHARES (2)		BOOK-ENTRY SHARES
	COMMON SHARE CERTIFICATE NUMBER(S)	TOTAL NUMBER OF COMMON SHARES REPRESENTED BY CERTIFICATE(S)	DRS SHARES	SIP SHARES

TOTAL COMMON SHARES TENDERED:
(1)	If shares are held in book-entry form through DRS or the SIP, you must indicate the number of shares you are exchanging.

(2)	If you wish to exchange fewer than all shares represented by any certificate listed above, please indicate in this column the number of shares you wish to exchange. Otherwise, all shares represented by such certificate will be deemed to have been exchanged.

The exchange offer and withdrawal rights will expire at 12:00 midnight, New York City Time on [ ], 2008, unless the exchange offer is extended or terminated as described in the Prospectus. The last day on which tenders will be accepted, whether on [    ], 2008 or any later date to which this exchange offer is extended, is referred to in this document as the “expiration date.”

If you wish to tender your shares of P&G common stock in the exchange offer and your certificate is registered in the name of a broker, dealer, commercial bank, trust company or similar institution, you should immediately contact such institution in order to take the necessary steps to be able to tender your shares. In this case, you should not use this Letter of Transmittal.

This Letter of Transmittal is to be used only if certificates representing shares of P&G common stock are to be forwarded herewith or if your shares of P&G common stock are held in book-entry via DRS or the SIP. When tendering you must send all pages of this Letter of Transmittal.

If you wish to tender shares in the exchange offer, but you cannot deliver the certificates for the shares and all other required documents to the exchange agent by the expiration of the exchange offer then you may tender your shares according to the guaranteed delivery procedure.

If you want to retain your shares of P&G common stock, you do not need to take any action.

Participants in P&G benefit plans wishing to tender plan shares do not need to take any immediate action with respect to the exchange offer. A fiduciary appointed under each of those plans will determine whether to exchange shares of P&G common stock held in each plan for the benefit of employees and former employees of P&G and their beneficiaries. You should contact the appropriate fiduciary for your respective benefit plan if you have questions about your plan’s participation in the exchange offer.

Your bank or broker can assist you in completing this form. The instructions included with this Letter of Transmittal must be followed. Questions and requests for assistance may be directed to D.F. King & Co., Inc., (the “information agent”) and requests for additional copies of the exchange offer and this Letter of Transmittal may be directed to the information agent, whose respective addresses and telephone numbers appear at the end of this Letter of Transmittal.

THE EXCHANGE AGENT FOR THE EXCHANGE OFFER IS:

WELLS FARGO BANK, N.A.

By Mail: Wells Fargo Bank, N.A. Shareowner Services Voluntary Corporate Actions P.O. Box 64854 St. Paul, Minnesota 55164-0854

By Hand or Overnight Courier:

(Until 5:00 P.M. CT on the

expiration date)

Wells Fargo Bank, N.A.

Shareowner Services

Voluntary Corporate Actions

161 North Concord Exchange

South St. Paul, Minnesota 55075

Delivery of this Letter of Transmittal and all other documents to an address other than as set forth above will not constitute a valid delivery to the exchange agent. THIS LETTER OF TRANSMITTAL, PROPERLY COMPLETED AND DULY EXECUTED, TOGETHER WITH CERTIFICATES REPRESENTING SHARES BEING TENDERED AND ALL OTHER REQUIRED DOCUMENTS MUST BE RECEIVED BY THE EXCHANGE AGENT PRIOR TO [    ].

Please be sure to read this Letter of Transmittal and the accompanying Instructions carefully before you complete this Letter of Transmittal.

PLEASE READ ACCOMPANYING INSTRUCTIONS CAREFULLY.

METHOD OF DELIVERY

☐	Check here if certificates for tendered shares are enclosed herewith.

☐	Check here if certificates for tendered shares are being delivered pursuant to Notice of Guaranteed Delivery previously sent to the exchange agent and complete the following:

Name of Shareholder(s):

Date of Execution of Notice of Guaranteed Delivery:

Name of Institution that Guaranteed Delivery:

☐	Check here to request an affidavit of lost, missing or destroyed certificate.

LOST OR DESTROYED CERTIFICATE(S)

If your certificate(s) representing shares of P&G common stock have been mutilated, destroyed, lost or stolen and you wish to tender your shares, please contact P&G Shareholder Services at 1-800-742-6253 regarding the requirements for replacement of the certificate(s). Replacement shares will be issued in book-entry form via DRS. You may be asked to post a surety bond for your lost shares of P&G common stock. Your shares of P&G common stock will not be included in the exchange offer unless you satisfy the requirements for replacement for your lost or destroyed certificate(s). You are urged to call P&G Shareholder Services immediately to ensure timely processing of the documentation.

ODD-LOT SHARES

This section is to be completed only if shares of P&G common stock are being tendered by or on behalf of a person owning beneficially, and who continues to own beneficially, as of the expiration date, an aggregate of fewer than 100 shares of P&G common stock. If, upon the expiration of the exchange offer, the exchange offer is over-subscribed, P&G will accept for exchange shares of P&G common stock properly tendered and not validly withdrawn on a pro rata basis, based on the proportion that the total number of shares of P&G common stock to be accepted for exchange bears to the total number of shares of P&G common stock validly tendered and not withdrawn (rounded to the nearest whole number of shares of P&G common stock, and subject to any adjustment necessary to ensure the exchange of all shares of Folgers common stock owned by P&G). All shares of P&G common stock properly tendered by any shareholder who owned beneficially or of record an aggregate of fewer than 100 shares, and who tenders all of such holder’s shares of P&G common stock will not be subject to proration. The undersigned either (check one box):

☐	is the beneficial or record owner of an aggregate of fewer than 100 shares of P&G common stock, all of which are being tendered; or

☐	is a broker, dealer, commercial bank, trust company, or other nominee that (a) is tendering for the beneficial owner(s), shares with respect to which it is the record holder and (b) believes, based upon representations made to it by the beneficial owner(s), that each such person is the beneficial owner of an aggregate of fewer than 100 shares of P&G common stock and is tendering all of those shares.

SPECIAL TRANSFER INSTRUCTIONS

To be completed ONLY if the shares and/or cash in lieu of fractional shares are to be registered in the name of someone other than the undersigned.

All changes in registration require a Medallion Signature Guarantee (see SHAREHOLDERS MUST SIGN HERE on page 7). Joint registrations must include the form of tenancy. Custodial registrations must include the name of the Custodian (only one). Trust account registrations must include the names of all current acting trustees and the date of the trust agreement.

Name:
(PLEASE TYPE OR PRINT)

Address:

(INCLUDE ZIP CODE)

(TAXPAYER IDENTIFICATION OR SOCIAL SECURITY NUMBER) (SEE SUBSTITUTE FORM W-9 INCLUDED HEREIN)

SPECIAL DELIVERY INSTRUCTIONS

To be completed ONLY if the shares and/or cash in lieu of fractional shares are to be mailed or sent to someone other than the undersigned or to the undersigned at an address other than that designated above.

Name:
(PLEASE TYPE OR PRINT)

Address:

(INCLUDE ZIP CODE)

(TAXPAYER IDENTIFICATION OR SOCIAL SECURITY NUMBER)

LETTER OF TRANSMITTAL FOR SHARES OF COMMON STOCK OF THE PROCTER & GAMBLE COMPANY.

I/we, the undersigned, surrender to you for exchange the share(s) of P&G common stock identified above. I/we represent and warrant to you that:

•	I/we have complied with all requirements as stated in the instructions included herein;

•

I /we am/are the registered holder(s) of the share(s) of P&G common stock represented by the enclosed certificate(s) or DRS or SIP shares identified above and have full power and authority to tender, sell, assign and transfer such shares, and give the instructions in this Letter of Transmittal:

•	the share(s) represented by the enclosed certificate(s) or DRS or SIP shares are free and clear of all liens, restrictions, adverse claims and encumbrances;

•

I/we understand and agree that, following the consummation of the exchange offer, each share of Folgers common stock will automatically convert into the right to receive one Smucker common share and that I/we will not receive shares of Folgers common stock, but will instead receive one Smucker common shares for each share of Folgers common stock after the conversion; and

•

FOR NON-U.S. SHAREHOLDERS ONLY: I/we acknowledge that (i) P&G has advised me/us that it has not taken any action under the laws of any country outside the United States to facilitate a public offer to exchange the Folgers common stock in that country; and that there may be restrictions on my ability to tender my shares of P&G common stock that apply in my home country; and (ii) if I am located outside the United States, my ability to tender shares of P&G common stock in the exchange offer will depend on whether there is an exemption available under the laws of my home country that would permit me to participate in the exchange offer without the need for P&G to take any action to facilitate a public offering in that country or otherwise.

Smucker common shares will be distributed to tendering shareholders by Computershare Trust Company, N.A. (the “transfer agent”).

As specified in the Prospectus, no fractional Smucker common shares will be issued to holders of fractional shares of Folgers common stock. In lieu of any fractional Smucker common shares, holders of fractional shares of Folgers common stock who would otherwise be entitled to receive such fractional shares will be entitled to an amount in cash, without interest, equal to the holder’s pro rata portion of the net proceeds of the sale of fractional shares in the open market, no later than twenty business days after the completion of the Merger, obtained by aggregating the fractional Smucker common shares otherwise allocable to the holders of shares of Folgers common stock. The undersigned instructs P&G, the exchange agent and Smucker’s transfer agent to issue a check for fractional shares and to mail by first-class mail, postage prepaid, to the address indicated in the records maintained by or on behalf of P&G unless otherwise indicated in “Special Delivery Instructions.”

IMPORTANT

SHAREHOLDERS MUST SIGN HERE

AND COMPLETE SUBSTITUTE FORM W-9,

FORM W-8BEN OR FORM W-8ECI, AS APPLICABLE

(Must be signed by registered holder(s) exactly as name(s) appear(s) on stock certificate(s) or on a security position listing or by person(s) authorized to become registered holder(s) by certificates and documents transmitted herewith. If signature is by a trustee, administrator, guardian, attorney-in-fact, agent, officer of a corporation, or other person acting in a fiduciary or representative capacity, please state full title.) If you have completed SPECIAL TRANSFER INSTRUCTIONS, your signature must be Medallion Guaranteed by an eligible financial institution.

☒

☒

SIGNATURE(S) OF REGISTERED HOLDER(S) OR AUTHORIZED SIGNATORY

Dated:

Name(s):

(PLEASE TYPE OR PRINT)

Capacity (full title):

Address:

(INCLUDING ZIP CODE)

Area Code and Telephone No.:

Taxpayer Identification or Social Security No.:

INSTRUCTIONS TO THE LETTER OF TRANSMITTAL

IMPORTANT—PLEASE READ THESE INSTRUCTIONS CAREFULLY BEFORE COMPLETING THIS LETTER OF TRANSMITTAL

Reference is made to the Prospectus, dated [    ] (the “Prospectus”) and this Letter of Transmittal, which, together with any amendments or supplements thereto or hereto, constitute the offer by The Procter & Gamble Company (“P&G”) to exchange all shares of common stock of The Folgers Coffee Company (“Folgers”), which are held by P&G, for shares of common stock of P&G that are validly tendered and not properly withdrawn in the exchange offer. Immediately following consummation of the exchange offer, Folgers will merge with a wholly owned subsidiary of Smucker whereby Folgers will continue as the surviving company and become a wholly owned subsidiary of Smucker (the “Merger”). Pursuant to the Merger, each share of Folgers common stock will automatically convert into the right to receive one Smucker common share. No trading market currently exists or will ever exist for shares of Folgers common stock. You will not be able to trade the shares of Folgers common stock before they convert into Smucker common shares in the Merger. There can be no assurance that Smucker common shares when issued in connection with the Merger will trade at the same prices as Smucker common shares trade prior to the Merger.

The exchange offer and withdrawal rights will expire at 12:00 midnight, New York City time, on [    ], 2008, unless the exchange offer is extended or terminated. The last day on which tenders will be accepted, whether on [    ], 2008 or any later date to which this exchange offer is extended, is referred to in this document as the “Expiration Date.” Shares tendered pursuant to the exchange offer may be withdrawn at any time prior to expiration of this exchange offer.

PLEASE SEE THE SECTION IN THE PROSPECTUS ENTITLED “THE EXCHANGE OFFER” FOR ADDITIONAL INFORMATION AND DETAIL CONCERNING THE EXCHANGE OFFER AND THE PROCEDURES FOR TENDERING YOUR SHARES OF P&G COMMON STOCK.

Exchange of Shares of P&G Common Stock—General Information

Upon the terms and subject to the conditions of the exchange offer (including, if the exchange offer is extended or amended, the terms and conditions of the extension or amendment), P&G will accept for exchange, and will exchange, for shares of Folgers common stock owned by P&G, the shares of P&G common stock validly tendered, and not properly withdrawn, prior to the expiration of the exchange offer, promptly after the Expiration Date.

Appointment of the P&G Designees as Attorneys-in-Fact and Proxy

By executing this Letter of Transmittal as set forth above, you irrevocably appoint P&G’s designees as your attorneys-in-fact and proxies, each with full power of substitution, to the full extent of your rights with respect to your shares of P&G common stock tendered and accepted for exchange by P&G and with respect to any and all other shares of P&G common stock and other securities issued or issuable in respect of the shares of P&G common stock on or after the expiration of the exchange offer. That appointment is effective when and only to the extent that P&G deposits the shares of Folgers common stock for the shares of P&G common stock that you have tendered with the exchange agent. All such proxies shall be considered coupled with an interest in the tendered shares of P&G common stock and therefore shall not be revocable. Upon the effectiveness of such appointment, all prior proxies that you have given will be revoked and you may not give any subsequent proxies (and, if given, they will not be deemed effective). P&G’s designees will, with respect to the shares of P&G common stock for which the appointment is effective, be empowered, among other things, to exercise all of your voting and other rights as they, in their sole discretion, deem proper. P&G reserves the right to require that, in order for shares of P&G common stock to be deemed validly tendered, immediately upon P&G’s acceptance for exchange of those shares of P&G common stock, P&G must be able to exercise full voting rights with respect to such shares.

Folgers Common Stock Deemed Accepted for Exchange Upon Notice to the Exchange Agent

For purposes of the exchange offer, P&G will be deemed to have accepted for exchange, and thereby exchanged, shares of P&G common stock validly tendered and not properly withdrawn if and when P&G notifies the exchange agent of its acceptance of the tenders of those shares of P&G common stock pursuant to the exchange offer.

On or prior to the consummation of the exchange offer, P&G will irrevocably deliver to the exchange agent all of the shares of Folgers common stock outstanding, with irrevocable instructions to hold the shares of Folgers common stock for the benefit of P&G shareholders whose shares of P&G common stock are being accepted in the exchange offer and, in the case of a pro rata dividend, P&G shareholders whose shares of P&G common stock remain outstanding after the consummation of the exchange offer. Smucker will deposit with its transfer agent global certificates representing Smucker common shares, with irrevocable instructions to hold the Smucker common shares for the benefit of the holders of shares of Folgers common stock. Pursuant to the Merger, each share of Folgers common stock will automatically convert into the right to receive one Smucker common share. As promptly as practicable following the Merger and P&G’s notice and determination of the final proration factor, if any, Smucker’s transfer agent will credit the Smucker common shares, into which the shares of Folgers common have been converted, to book-entry accounts maintained for the benefit of the P&G shareholders who received Folgers common shares in the exchange offer or as a pro rata dividend, if any, and will send these holders a statement evidencing their holdings of Smucker common stock.

Accordingly, shares of Folgers common stock will not be transferred to participants in the exchange offer; as a participant, you will instead receive Smucker common shares in the Merger (or cash in lieu of fractional shares).

Dividend and Distribution of Any Remaining Shares of Folgers Common Stock Held by P&G after Completion of the Exchange Offer

If the exchange offer is completed but is not fully subscribed, P&G will distribute all of the remaining shares of Folgers held by P&G after completion of the exchange offer (the “Remaining Shares”) in a pro rata dividend to P&G shareholders whose shares of P&G common stock remain outstanding and have not been accepted for exchange in the exchange offer. On or prior to the consummation of the exchange offer, P&G will irrevocably deliver all of the shares of Folgers common stock owned by P&G to the exchange agent with irrevocable instructions to hold the shares of Folgers common stock for the benefit of P&G shareholders whose shares of P&G common stock are being accepted for exchange in the exchange offer and, in the case of any pro rata dividend, P&G shareholders whose shares of P&G common stock remain outstanding after consummation of the exchange offer. If there is a pro rata dividend to be distributed, the exchange agent will calculate the exact number of shares of Folgers common stock not exchanged in the exchange offer and to be distributed as a pro rata dividend and that number of Smucker common shares, into which the Remaining Shares will be converted in the Merger, will be transferred to P&G shareholders (after giving effect to the consummation of the exchange offer) on a pro rata basis as promptly as practicable thereafter.

P&G Will Determine the Validity of Any Tender

P&G will determine questions as to the validity, form, eligibility (including time of receipt) and acceptance for exchange of any tender of shares of P&G common stock, in P&G’s sole discretion; however, P&G shareholders may challenge a determination made by P&G in a court of competent jurisdiction and a final, non-appealable order or judgment of a court of competent jurisdiction will be final and binding on all parties. P&G reserves the absolute right to reject any and all tenders of shares of P&G common stock that it determines are not in proper form or the acceptance of or exchange for which may, in the opinion of its counsel, be unlawful. P&G also reserves the absolute right to waive any of the conditions of the exchange offer, or any defect or irregularity in the tender of any shares of P&G common stock. No tender of shares of P&G common stock is valid until all defects and irregularities in tenders of shares of P&G common stock have been cured or waived. Neither P&G nor the exchange agent, the information agent or any other person is under any duty to give notification of any defects or irregularities in the tender of any shares of P&G common stock or will incur any liability for failure to give any such notification. P&G’s interpretation of the terms and conditions of the exchange offer (including this Letter of Transmittal and instructions thereto) will be final and binding.

Return of Shares of P&G Common Stock if Tender Not Accepted

If P&G does not accept for exchange any tendered shares of P&G common stock for any reason pursuant to the terms and conditions of the exchange offer, the exchange agent (1) in the case of shares of P&G common stock held in certificated form, will convert such certificates representing such shares into (a) shares in book-entry form held through the DRS if the tendering shareholder account is not enrolled in the SIP or (b) shares in book-entry form held through the SIP if the tendering shareholder account is enrolled in the SIP; (2) in the case of shares held in book-entry form through the DRS or the SIP, will return such shares in book-entry form either through DRS or SIP, depending on where such shares were held prior to the tender, without expense to the tendering shareholder; and (3) in the case of shares held in book-entry form through The Depository Trust Company, will credit such shares to an account maintained within The Depository Trust Company, in each case promptly following expiration or termination of the exchange offer.

Effect of Tenders

A tender of P&G common stock pursuant to any of the procedures described below and in the Prospectus will constitute your acceptance of the terms and conditions of the exchange offer as well as your representation and warranty to P&G that (1) you have the full power and authority to tender, sell, assign and transfer the tendered shares (and any and all other shares of P&G common stock or other securities issued or issuable in respect of such shares); (2) when the same are accepted for exchange, P&G will acquire good and unencumbered title to such shares, free and clear of all liens, restrictions, charges and encumbrances and such shares are not subject to any adverse claims; and (3) you own the shares being tendered within the meaning of Rule 14e-4 promulgated under the Securities Exchange Act of 1934 (the “Exchange Act”).

It is a violation of Rule 14e-4 under the Exchange Act for a person, directly or indirectly, to tender shares of P&G common stock for such person’s own account unless, at the time of tender, the person so tendering (1) has a net long position equal to or greater than the amount of (a) shares of P&G common stock tendered or (b) other securities immediately convertible into or exchangeable or exercisable for the shares of P&G common stock tendered and such person will acquire such shares for tender by conversion, exchange or exercise; and (2) will cause such shares to be delivered in accordance with the terms of the Prospectus. Rule 14e-4 provides a similar restriction applicable to the tender of a guarantee of a tender on behalf of another person.

Binding Agreement

The tender of P&G common stock pursuant to any of the procedures described in this Letter of Transmittal and in the Prospectus will constitute a binding agreement between P&G and you upon the terms of and subject to the conditions to the exchange offer.

Procedures for Tendering

P&G will accept for exchange shares of P&G common stock tendered and accepted for exchange pursuant to the exchange offer only after timely receipt by the exchange agent of (1)(a) certificates representing all physically tendered shares of P&G common stock or (b) in the case of shares delivered by book-entry transfer through The Depository Trust Company, confirmation of a book-entry transfer of those P&G common shares in the exchange agent’s account at The Depository Trust Company, in each case pursuant to the procedures set forth below and in the Prospectus in the section entitled “The Exchange Offer,” (2) a Letter of Transmittal for P&G common stock, properly completed and duly executed, with any required signature guarantees, or, in the case of a book-entry transfer through The Depository Trust Company, an agent’s message and (3) any other required documents.

The method of delivery of certificates representing shares of P&G common stock and all other required documents, including delivery through The Depository Trust Company, is at your option and risk, and the delivery will be deemed made only when actually received by the exchange agent. If delivery is by mail, it is recommended that you use registered mail with return receipt requested, properly insured. In all cases, you should allow sufficient time to ensure timely delivery.

Certificates representing shares of Folgers common stock will not be issued to tendering holders of P&G common stock pursuant to the exchange offer. Rather than issuing certificates representing such shares of Folgers common stock to tendering holders of P&G common stock, the exchange agent will cause shares of Folgers common stock to be credited to records maintained by the exchange agent for the benefit of the respective holders. Pursuant to the transactions described in the Prospectus, immediately following the consummation of the exchange offer, all of the shares of Folgers common stock will automatically convert into the right to receive one Smucker common share and/or cash in lieu of fractional shares.

Shares of P&G Common Stock held in Certificated Form or in Book-Entry Form through the Direct Registration System (“DRS”) and/or the P&G Shareholder Investment Program (“SIP”)

If you hold certificates representing shares of P&G common stock or if you hold your shares of P&G common stock in book entry through the DRS or the SIP, to validly tender such shares pursuant to the exchange offer, you must, prior to the Expiration Date, deliver to the exchange agent this Letter of Transmittal, properly completed and duly executed, along with any required signature guarantees and any other required documents. If you hold your shares of P&G common stock in certificated form, you must also deliver to the exchange agent the certificates representing the shares of P&G common stock tendered. All certificates received by the exchange agent will be deposited into (a) DRS if the tendering shareholder account is not enrolled in the SIP or (b) the SIP if the tendering shareholder account is enrolled in the SIP. The exchange agent’s address is listed on the last page of this Letter of Transmittal. Since certificates are not issued for DRS or SIP shares, you do not need to deliver any certificates representing those shares to the exchange agent.

Shares of P&G Common Stock Held Through a Broker, Dealer, Commercial Bank, Trust Company or Similar Institution.

If you hold shares of P&G common stock through a broker, dealer, commercial bank, trust company or similar institution, you should follow the instructions sent to you separately by that institution. In this case, you should not use this Letter of Transmittal to direct the tender of your shares of P&G common stock. If that institution holds shares of P&G common stock through The Depository Trust Company, it must notify The Depository Trust Company and cause it to transfer the shares into the exchange agent’s account in accordance with The Depository Trust Company’s procedures. The institution must also ensure that the exchange agent receives an agent’s message from The Depository Trust Company confirming the book-entry transfer of your shares of P&G common stock. A tender by book-entry transfer will be completed upon receipt by the exchange agent of an agent’s message, book-entry confirmation from The Depository Trust Company and any other required documents.

The term “agent’s message” means a message, transmitted by The Depository Trust Company to, and received by, the exchange agent and forming a part of a book-entry confirmation, which states that The Depository Trust Company has received an express acknowledgment from the participant in The Depository Trust Company tendering the shares of P&G common stock which are the subject of the book-entry confirmation, that the participant has received and agrees to be bound by the terms of the Letter of Transmittal (including the instructions thereto) and that P&G may enforce that agreement against the participant.

The exchange agent will establish an account with respect to the shares of P&G common stock at The Depository Trust Company for purposes of the exchange offer, and any eligible institution that is a participant in The Depository Trust Company may make book-entry delivery of shares of P&G common stock by causing The Depository Trust Company to transfer such shares into the exchange agent’s account at The Depository Trust Company in accordance with The Depository Trust Company’s procedure for the transfer. Delivery of documents to The Depository Trust Company does not constitute delivery to the exchange agent.

Signature Guarantees

Signatures on this Letter of Transmittal must be guaranteed by a firm which is a member of the Securities Transfer Agents Medallion Program, or by any other “eligible guarantor institution,” as such term is defined in Rule 17Ad-15 under the Exchange Act (each of the foregoing being a “U.S. eligible institution”), except in cases in which shares of P&G common stock are tendered either (1) by a registered shareholder who has not completed the section entitled “Special Transfer Instructions” on this Letter of Transmittal or (2) for the account of an eligible institution.

If the certificates representing shares of P&G common stock are registered in the name of a person other than the person who signs this Letter of Transmittal, the certificates must be endorsed or accompanied by appropriate stock powers, in either case signed exactly as the name or names of the registered owner or owners appear on the certificates, with the signature(s) on the certificates or stock powers guaranteed by an eligible institution.

Withdrawal Rights

Shares of P&G common stock tendered pursuant to the exchange offer may be withdrawn at any time before 12:00 midnight, New York City time, on the Expiration Date and, unless P&G has previously accepted them pursuant to the exchange offer, may also be withdrawn at any time after the expiration of 40 business days from the commencement of the exchange offer. Once P&G accepts shares of P&G common stock pursuant to the exchange offer, your tender is irrevocable.

For a withdrawal of shares of P&G common stock to be effective, the exchange agent must receive from you a written notice of withdrawal or facsimile transmission of notice of withdrawal at one of its addresses or fax numbers, respectively, set forth on the last page of the Notice of Withdrawal, and your notice must include your name and the number of shares of P&G common stock to be withdrawn, as well as the name of the registered holder, if it is different from that of the person who tendered those shares.

If certificates have been delivered or otherwise identified to the exchange agent and such shares are withdrawn from the exchange offer they will be returned to you in book entry form, either in DRS or the SIP. If shares of P&G common stock have been tendered pursuant to the procedures for book-entry tender discussed in the section entitled “—Procedures for Tendering,” any notice of withdrawal must specify the name and number of the account at The Depository Trust Company to be credited with the withdrawn shares and must otherwise comply with the procedures of The Depository Trust Company.

P&G will decide all questions as to the form and validity (including time of receipt) of any notice of withdrawal, in its sole discretion. None of P&G, the dealer manager, the exchange agent, the information agent nor any other person will be under any duty to give notification of any defects or irregularities in any notice of withdrawal or will incur any liability for failure to give any notification.

Notwithstanding anything herein to the contrary, P&G shareholders may challenge a determination made by P&G in a court of competent jurisdiction and a final, non-appealable order or judgment of a court of competent jurisdiction will be final and binding on all parties.

Any shares of P&G common stock properly withdrawn will be deemed not to have been validly tendered for purposes of the exchange offer. However, you may re-tender withdrawn shares of P&G common stock by following one of the procedures discussed in the section entitled “—Procedures for Tendering” at any time prior to the expiration of the exchange offer.

Except as otherwise provided above, any tender made under the exchange offer is irrevocable.

Guaranteed Delivery Procedures

If you wish to tender shares of P&G common stock pursuant to the exchange offer but (1) your certificates are not immediately available; (2) you cannot deliver the shares or other required documents to the exchange agent on or before the Expiration Date; or (3) you cannot comply with the procedures for book-entry transfer through The Depository Trust Company on a timely basis, you may still tender your shares of P&G common stock, so long as all of the following conditions are satisfied:

•	you make your tender by or through an eligible institution;

•

on or before the expiration of the exchange offer, the exchange agent must receive a properly completed and duly executed notice of guaranteed delivery, substantially in the form made available by P&G, in the manner provided below; and

•

within three NYSE trading days after the date of execution of such notice of guaranteed delivery, the exchange agent must receive (1)(A) certificates representing all physically tendered shares of P&G common stock and (B) in the case of shares delivered by book-entry transfer through The Depository Trust Company, confirmation of a book-entry transfer of those shares of P&G common stock in the exchange agent’s account at The Depository Trust Company; (2) a letter of transmittal for shares of P&G common stock properly completed and duly executed (including any signature guarantees that may be required) or, in the case of shares delivered by book-entry transfer through The Depository Trust Company, an agent’s message; and (3) any other required documents.

Registered shareholders (including any participant in The Depository Trust Company whose name appears on a security position listing of The Depository Trust Company as the owner of shares of P&G common stock)

may transmit the notice of guaranteed delivery by facsimile transmission or mail it to the exchange agent. If you hold shares of P&G common stock through a broker, dealer, commercial bank, trust company or similar institution, that institution must submit any notice of guaranteed delivery on your behalf.

Lost, Stolen, Destroyed or Mutilated Certificates

If your certificate(s) representing shares of P&G common stock have been mutilated, destroyed, lost or stolen and you wish to tender your shares, please contact P&G Shareholder Services at 1-800-742-6253 regarding the requirements for replacement of the certificate(s). Replacement shares will be issued in book-entry form via DRS. You may be asked to post a surety bond for your lost shares of P&G common stock. Your shares of P&G common stock will not be included in the exchange offer unless you satisfy the requirements for replacement for your lost or destroyed certificate(s). You are urged to call P&G Shareholder Services immediately to ensure timely processing of the documentation.

IMPORTANT TAX INFORMATION

Purpose of Substitute Form W-9

To prevent backup withholding on payments that are made to a shareholder for shares acquired in the exchange offer, the shareholder is required to notify the exchange agent of the shareholder’s correct taxpayer identification (“TIN”) number by completing the form contained in this Letter of Transmittal certifying that the taxpayer identification number provided on Substitute Form W-9 is correct (or that the shareholder is awaiting a taxpayer identification number).

What Number to Give the Exchange Agent

The shareholder is required to give the exchange agent the social security number or employer identification number of the record owner of the shares. If the shares are in more than one name or are not in the name of the actual owner, consult the enclosed Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 for additional guidance on which number to report.

PAYOR’S NAME:

WELLS FARGO SHAREOWNER SERVICES

Taxpayer Identification Number
SUBSTITUTE FORM W-9	Part I—PLEASE PROVIDE YOUR TIN IN THE BOX AT THE RIGHT AND CERTIFY BY SIGNING AND DATING BELOW.	Social Security Number OR

Employee Identification Number

Department of the Treasury Internal Revenue Service Payor’s Request For Taxpayer Identification Number (“TIN”)	Name:
	Business Name: Please check appropriate box ☐ Individual/Sole Proprietor ☐ Corporation ☐ Partnership ☐ Other Address City, State, Zip Code	For Payees exempt from back-up withholding, check the Exempt box below. ☐ Exempt

☐	Part 2—Certification	Part 3—AWAITING TIN

Under penalties of perjury, I certify that:

(1) The number shown on this form is my correct TIN (or I am waiting for a number to be issued to me);

(2) I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (the “IRS”) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding; and

(3) I am a U.S. citizen or other U.S. person (including a U.S. resident alien).

Please complete the Certificate of Awaiting Taxpayer Identification Number below.

Certification Instructions—You must cross out item (2) of Part 2 above if you have been notified by the IRS that you are currently subject to backup withholding because of a failure to report all interest and dividends on your tax return. However, if after you were subject to backup withholding, you received another notification that you are no longer subject to backup withholding, do not cross out item (2). (Also see enclosed guidelines.)

Signature:

NOTE: FAILURE TO COMPLETE AND RETURN THIS SUBSTITUTE FORM W-9 WILL SUBJECT THE RECIPIENT TO THE APPLICABLE FEDERAL INCOME TAX WITHHOLDING FROM ANY CASH PAYMENT MADE TO THEM PURSUANT TO THE EXCHANGE OFFER. PLEASE REVIEW THE ENCLOSED GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9 FOR ADDITIONAL DETAILS.

YOU MUST COMPLETE THE FOLLOWING CERTIFICATE IF YOU CHECKED PART 3 OF THE SUBSTITUTE FORM W-9 AND ARE AWAITING YOUR TIN.

CERTIFICATE OF AWAITING TAXPAYER IDENTIFICATION NUMBER

I certify under penalty of perjury that a taxpayer identification number has not been issued to me, and either (a) I have mailed or delivered an application to receive a taxpayer identification number to the appropriate Internal Revenue Service Center or Social Security Administration Office or (b) I intend to mail or deliver an application in the near future. I understand that if I do not provide a taxpayer identification number by the time of payment, 28% of all payments to be made to me thereafter will be withheld until I provide a number.

Signature:	Date:

GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION

NUMBER ON SUBSTITUTE FORM W-9

Guidelines for Determining the Proper Identification Number to Give the Payor. Social Security numbers have nine digits separated by two hyphens: i.e., 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e., 00-0000000. The table below will help determine the number to give the payor.

	For this type of account:	Give the name and SOCIAL SECURITY NUMBER of:
1.	An individual’s account	The individual
2.	Two or more individuals (joint account)	The actual owner of the account or, if combined funds, the first individual on the account (1)
3.	Custodian account of a minor (Uniform Gift to Minors Act)	The minor (2)
4.	a. The usual revocable savings trust (grantor is also trustee) b. So-called trust account that is not a legal or valid trust under state law	The grantor-trustee (1) The actual owner (1)
5.	Sole proprietorship or disregarded entity owned by an individual	The owner (3)
	For this type of account:	Give the name and EMPLOYER IDENTIFICATION NUMBER of:
6.	Sole proprietorship or disregarded entity not owned by an individual	The owner (3)
7.	A valid trust, estate, or pension trust	The legal entity (4)
8.	Corporation or LLC electing corporate status on IRS Form 8832	The corporation
9.	Association, club, religious, charitable, educational or other tax-exempt organization	The organization
10.	Partnership or multi-member LLC	The partnership
11.	A broker or registered nominee	The broker or nominee
12.	Account with the department of Agriculture in the name of a public entity (such as a state or local government, school district, or prison) that receives agricultural program payments	The public entity

(1)	List first and circle the name of the person whose number you furnish. If only one person on a joint account has a Social Security number, that person’s number must be furnished.

(2)	Circle the minor’s name and furnish the minor’s social security number.

(3)	Owner must show his individual name or business name, as the case may be, but may also enter his business or “DBA” name. Owner may use either owner’s social security number or owner’s employer identification number.

(4)	List first and circle the name of the legal trust, estate or pension trust. (Do not furnish the taxpayer identification number of the personal representative or trustee unless the legal entity itself is not designated in the account title.)

NOTE:	If no name is circled when more than one name is listed, the number will be considered to be that of the first name listed.

Resident alien individuals:

If you are a resident alien individual and you do not have, and are not eligible to get, a Social Security number, your taxpayer identification number is your individual taxpayer identification number (“ITIN”) as issued by the Internal Revenue Service. Enter it on the portion of the Substitute Form W-9 where the Social Security number would otherwise be entered. If you do not have an ITIN, see “Obtaining a Number” below.

Name:

If you are an individual, generally provide the name shown on your social security card. However, if you have changed your last name, for instance, due to marriage, without informing the Social Security Administration of the name change, please enter your first name and both the last name shown on your social security card and your new last name.

Obtaining a Number:

If you do not have a taxpayer identification number, obtain IRS Form SS-5, Application for a Social Security Card (for individuals), or IRS Form SS-4, Application for Employer Identification Number (for businesses and all other entities), at the local office of the Social Security Administration or the IRS and apply for a number. Resident alien individuals who are not eligible to get a Social Security number and need an ITIN should obtain IRS Form W-7, Application for IRS Individual Taxpayer Identification Number, from the IRS.

Payees and Payments Exempt from Backup Withholding:

The following is a list of payees exempt from backup withholding and for which no information reporting is required. For interest and dividends, all listed payees are exempt except the payee in item (9). For broker transactions, payees listed in items (1) through (13) and a person registered under the Investment Advisers Act of 1940 who regularly acts as a broker are exempt. For barter exchange transactions and patronage dividends, payees listed in (1) through (5) are exempt. Payments subject to reporting under sections 6041 and 6041A are generally exempt from backup withholding only if made to payees described in items (1) through (7). Unless otherwise indicated, all “section” references are to sections of the Internal Revenue Code of 1986, as amended (the “Code”).

(1)	An organization exempt from tax under section 501(a), or an IRA, or a custodial account under section 403(b)(7) if the account satisfies the requirements of section 401(f)(2),

(2)	The United States or any of its agencies or instrumentalities,

(3)	A state, the District of Columbia, a possession of the United States, or any of their political subdivisions or instrumentalities,

(4)	A foreign government or any of its political subdivisions, agencies or instrumentalities, or

(5)	An international organization or any of its agencies or instrumentalities.

Other Payees that may be exempt from backup withholding include:

(6)	A corporation,

(7)	A foreign central bank of issue,

(8)	A dealer in securities or commodities required to register in the United States, the District of Columbia, or a possession of the United States,

(9)	A futures commission merchant registered with the Commodity Futures Trading Commission,

(10)	A real estate investment trust,

(11)	An entity registered at all times during the tax year under the Investment Company Act of 1940,

(12)	A common trust fund operated by a bank under section 584(a),

(13)	A financial institution,

(14)	A middleman known in the investment community as a nominee or custodian, or

(15)	A trust exempt from tax under section 664 or described in section 4947.

Payments of dividends and patronage dividends not generally subject to backup withholding include the following:

•	Payments to nonresident aliens subject to withholding under section 1441.

•	Payments to partnerships not engaged in a trade or business in the U.S. and which have at least one nonresident partner.

•	Payments of patronage dividends where the amount received is not paid in money.

•	Payments made by certain foreign organizations.

•	Section 404(k) distributions made by an ESOP.

Payments of interest not generally subject to backup withholding include the following:

•

Payments of interest on obligations issued by individuals. Note: You may be subject to backup withholding if this interest is $600 or more and is paid in the course of your trade or business and you have not provided your correct taxpayer identification number to the payor.

•	Payments of tax-exempt interest (including exempt-interest dividends under section 852).

•	Payments described in section 6049(b)(5) to non-resident aliens.

•	Payments on tax-free covenant bonds under section 1451.

•	Payments made by certain foreign organizations.

•	Payments of mortgage or student loan interest to you.

Exempt payees described above should file Substitute Form W-9 to avoid possible erroneous backup withholding. FILE THIS FORM WITH THE PAYOR; FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER; INDICATE THAT YOU ARE EXEMPT ON THE FACE OF THE FORM, SIGN AND DATE THE FORM AND RETURN IT TO THE PAYOR. IF YOU ARE A NON-RESIDENT ALIEN OR A FOREIGN ENTITY NOT SUBJECT TO BACKUP WITHHOLDING, FILE WITH PAYOR THE APPROPRIATE COMPLETED INTERNAL REVENUE SERVICE

FORM W-8 (OR SUCCESSOR FORM).

Certain payments other than interest, dividends and patronage dividends that are not subject to information reporting are also not subject to backup withholding. For details, see Sections 6041, 6041A, 6042, 6044, 6045, 6049, 6050A and 6050N of the Code and the Treasury regulations promulgated thereunder.

Privacy Act Notice—Section 6109 requires most recipients of dividend, interest, or other payments to give their correct taxpayer identification numbers to payors who must report the payments to the IRS. The IRS uses the numbers for identification purposes and to verify the accuracy of tax returns. The IRS also may provide this information to the Department of Justice for civil and criminal litigation and to cities, states, and the District of Columbia to carry out their tax laws. The IRS may also disclose this information to other countries under a tax treaty, or to Federal and state agencies to enforce Federal non-tax criminal laws and to combat terrorism. Payors must be given the numbers whether or not recipients are required to file tax returns. Payors must generally withhold tax from payments of taxable interest, dividends, and certain other payments to a payee who does not furnish a taxpayer identification number to a payor. The current rate of such withholding tax is 28%. Certain penalties may also apply.

Penalties

(1) Penalty for failure to furnish taxpayer identification number—If you fail to furnish your correct taxpayer identification number to a payor, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

(2) Civil Penalty for false information with respect to withholding—If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.

(3) Criminal Penalty for falsifying information—Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

FOR ADDITIONAL INFORMATION CONTACT YOUR TAX

CONSULTANT OR THE INTERNAL REVENUE SERVICE.

IRS Circular 230 disclosure: To ensure compliance with requirement imposed by the IRS, we inform you that: (i) any U.S. federal tax advice contained in this document (including any attachment) is not intended or written by us to be used, and cannot be used, by any taxpayer for the purpose of avoiding tax penalties under the Internal Revenue Code; (ii) such advice was written in connection with the promotion or marketing of the transactions as matters addressed herein; and (iii) taxpayers should seek advice based on their particular circumstances from an independent tax advisor.

Questions and requests for assistance or for additional copies of the exchange offer, the Letter of Transmittal and other exchange offer materials may be directed to the information agent at its telephone number and address listed below, and will be furnished promptly at P&G’s expense. You may also contact your broker, dealer, commercial bank, trust company or other nominee for assistance concerning the exchange offer.

The information agent for the exchange offer is:

D.F. King & Co., Inc.

48 Wall Street, 22nd Floor

New York, New York 10005

Banks and Brokers call collect: (212) 269-5550

All others call toll-free: (800) 659-6590

Folgers@dfking.com

THE LETTER OF TRANSMITTAL, CERTIFICATES FOR SHARES AND ANY OTHER REQUIRED DOCUMENTS SHOULD BE SENT OR DELIVERED BY EACH SHAREHOLDER OF THE PROCTER & GAMBLE COMPANY OR SUCH SHAREHOLDER’S BROKER, DEALER, COMMERCIAL BANK, TRUST COMPANY OR OTHER NOMINEE TO THE EXCHANGE AGENT AT ONE OF ITS ADDRESSES SET FORTH BELOW.

The exchange agent for the exchange offer is:

Wells Fargo Bank, N.A.

By Mail: Wells Fargo Bank, N.A. Shareowner Services Voluntary Corporate Actions P.O. Box 64854 St. Paul, Minnesota 55164-0854

By Hand or Overnight Courier:

(Until 5:00 P.M. CT on the

expiration date)

Wells Fargo Bank, N.A.

Shareowner Services

Voluntary Corporate Actions

161 North Concord Exchange

South St. Paul, Minnesota 55075